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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2004, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-120603) and related Prospectus of Bimini Mortgage Management, Inc. for the registration of 4,600,000 shares of its common stock.

/s/ ERNST & YOUNG LLP Certified Public Accountants

Miami, Florida
December 1, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM